FOR IMMEDIATE RELEASE	Exhibit 99.1

METTLER-TOLEDO INTERNATIONAL INC. REPORTS
FOURTH QUARTER 2019 RESULTS

COLUMBUS, Ohio, USA - February 6, 2020 - Mettler-Toledo International Inc. (NYSE: MTD) today announced fourth quarter results for 2019. Provided below are the highlights:

•	Reported sales increased 3% compared with the prior year. In local currency, sales increased 4% in the quarter as currency reduced sales growth by 1%.

•
Net earnings per diluted share as reported (EPS) were $7.84, compared with $7.11 in the prior-year period. Adjusted EPS was $7.78, an increase of 14% over the prior-year amount of $6.85. Adjusted EPS is a non-GAAP measure, and we have included a reconciliation to EPS on the last page of the attached schedules.

Quarterly Results

Olivier Filliol, President and Chief Executive Officer, stated, "We had good sales growth in the quarter, particularly in light of the excellent growth in the prior year. Sales growth was strong in the Americas and China. With the benefit of our margin and productivity initiatives, we overcame meaningful currency and tariff headwinds to generate strong margin improvement and earnings growth in the quarter. Finally, we had excellent cash flow generation in the quarter and for the full year."

GAAP Results
EPS in the quarter was $7.84, compared with the prior-year amount of $7.11. EPS included a one-time, non-cash, deferred tax gain of $0.64, while prior year EPS included a one-time, non-cash, acquisition-related gain of $0.75.

Compared with the prior year, total reported sales increased 3% to $844.0 million. By region, reported sales increased 6% in the Americas and 4% in Asia/Rest of World. Reported sales in Europe declined by 1%. Earnings before taxes amounted to $231.1 million, compared with $230.5 million in the prior year. Earnings before taxes in the prior year included a one-time, non-cash, acquisition-related gain of $18.7 million.

Non-GAAP Results
Adjusted EPS was $7.78, an increase of 14% over the prior-year amount of $6.85.

Compared with the prior year, total sales in local currency increased 4% as currency reduced reported sales growth by 1%. By region, local currency sales increased 6% in the Americas, 1% in Europe and 5% in Asia/Rest of World. Adjusted Operating Profit amounted to $256.3 million, a 7% increase from the prior-year amount of $239.7 million.

Adjusted EPS and Adjusted Operating Profit are non-GAAP measures. Reconciliations to the most comparable GAAP measures are provided in the attached schedules.

Full Year Results

GAAP Results
EPS in 2019 was $22.47, compared with the prior-year amount of $19.88. EPS included a one-time, non-cash, deferred tax gain of $0.63, while prior year EPS included a one-time, non-cash, acquisition-related gain of $0.74.

Compared with the prior year, total reported sales increased 2% in 2019 to $3.009 billion. By region, reported sales increased 5% in the Americas and 3% in Asia/Rest of World. Reported sales in Europe declined 2%. Earnings before taxes amounted to $681.4 million, compared with $651.9 million in the prior year. Earnings before taxes in the prior year included a one-time, non-cash, acquisition-related gain of $18.7 million.

Non-GAAP Results
Adjusted EPS in 2019 was $22.77, an increase of 12% over the prior-year amount of $20.32.

Compared with the prior year, total sales in local currency increased 5% as currency reduced reported sales growth by 3%. By region, local currency sales increased 6% in the Americas, 3% in Europe and 6% in Asia/Rest of World. Adjusted Operating Profit amounted to $778.1 million, a 7% increase from the prior-year amount of $730.5 million.

Adjusted EPS and Adjusted Operating Profit are non-GAAP measures. Reconciliations to the most comparable GAAP measures are provided in the attached schedules.

Outlook

The Company said that based on its assessment of market conditions today, management anticipates local currency sales growth in 2020 will be approximately 4%. This sales growth is expected to result in Adjusted EPS in the range of $24.85 to $25.10, a growth rate of 9% to 10%. Management noted that local currency sales growth and Adjusted EPS guidance remains unchanged from previous guidance.

Management noted that they will face tough comparisons in the first quarter 2020 due to strong sales in the prior-year quarter and will face strong headwinds to Adjusted EPS due to adverse currency and the impact of tariff costs in the first quarter. In addition, based on today's assessment, the Company expects a significant impact on its China sales in the first quarter due to the Wuhan Coronavirus.

Based on market conditions today, the Company anticipates that local currency sales growth in the first quarter 2020 will be approximately 0% to 1%, and Adjusted EPS is forecasted to be in the range of $4.20 to $4.30, an increase of 2% to 5%.

While the Company has provided an outlook for local currency sales growth and Adjusted EPS, it has not provided an outlook for reported sales growth or EPS as it would require an estimate of currency exchange fluctuations and non-recurring items, which are not yet known. The Company noted in making its outlook that uncertainty remains in the macroeconomic environment and market conditions are subject to change.

Conclusion

Filliol concluded, "Demand in our markets remains solid with the exception of Food Retail and the potential short-term impact of the Wuhan Coronavirus. We continue to invest for growth via our investments in our field force, Spinnaker sales and marketing programs and new product development. We remain confident in executing on our growth, productivity and margin initiatives. We will monitor the macroeconomic environment as uncertainty exists in certain regions of the world, and remain agile and adapt if market conditions change. Based on market conditions today, we believe we can continue to gain share and deliver strong results in 2020."

Other Matters
The Company will host a conference call to discuss its quarterly results today (Thursday, February 6) at 5:00 p.m. Eastern Time. To hear a live webcast or replay of the call, visit the investor relations page on the Company’s website at www.mt.com/investors. The presentation referenced in the conference call will be located on the website prior to the call.

METTLER TOLEDO (NYSE: MTD) is a leading global supplier of precision instruments and services. We have strong leadership positions in all of our businesses and believe we hold global number-one market positions in most of them. We are recognized as an innovation leader and our solutions are critical in key R&D, quality control and manufacturing processes for customers in a wide range of industries including life sciences, food and chemicals. Our sales and service network is one of the most extensive in the industry. Our products are sold in more than 140 countries and we have a direct presence in approximately 40 countries. With proven growth strategies and a focus on execution, we have achieved a long-term track record of strong financial performance. For more information, please visit www.mt.com.

Statements in this press release which are not historical facts constitute “forward-looking statements” within the meaning of Section 27A of the U.S. Securities Act of 1933 and Section 21E of the U.S. Securities Exchange Act of 1934. These statements involve known and unknown risks, uncertainties and other factors that may cause our or our businesses’ actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by any forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of those terms or other comparable terminology. For a discussion of these risks and uncertainties, please see the discussion on forward-looking statements in our current report on Form 10-K. All of the forward-looking statements are qualified in their entirety by reference to the factors discussed under the caption “Factors affecting our future operating results” and in the “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our annual report on Form 10-K for the most recently completed fiscal year, which describe risks and factors that could cause results to differ materially from those projected in those forward-looking statements.

METTLER-TOLEDO INTERNATIONAL INC. CONSOLIDATED STATEMENTS OF OPERATIONS (amounts in thousands except share data) (unaudited)

	Three months ended			Three months ended
	December 31, 2019		% of sales	December 31, 2018		% of sales

Net sales	$843,969	(a)	100.0	$817,923		100.0
Cost of sales	345,672		41.0	340,357		41.6
Gross profit	498,297		59.0	477,566		58.4

Research and development	35,299		4.2	36,205		4.4
Selling, general and administrative	206,717		24.5	201,653		24.7
Amortization	12,813		1.5	11,963		1.5
Interest expense	9,635		1.1	8,840		1.1
Restructuring charges	4,614		0.5	4,464		0.5
Other charges (income), net	(1,924)		(0.3)	(16,013)	(c)	(2.0)
Earnings before taxes	231,143		27.3	230,454		28.2

Provision for taxes	38,394	(b)	4.5	49,268	(b)	6.0
Net earnings	$192,749		22.8	$181,186		22.2

Basic earnings per common share:
Net earnings	$7.95			$7.25
Weighted average number of common shares	24,241,383			249,975,303

Diluted earnings per common share:
Net earnings	$7.84			$7.11
Weighted average number of common and common equivalent shares	24,599,702			25,490,270

Note:
(a)	Local currency sales increased 4% as compared to the same period in 2018.
(b)
Provision for taxes includes a non-cash deferred net benefit of $15.8 million for the three months ended December 31, 2019 related to the enactment of Swiss tax reform and a charge of $3.6 million for the three months ended December 31, 2018 for the enactment of the U.S. Tax Cuts and Jobs Act.

(c)
Other charges (income), net includes a one-time gain of $18.7 million relating to the Biotix acquisition contingent consideration and a one-time legal charge of $3.0 million for the three months ended December 31, 2018.

RECONCILIATION OF EARNINGS BEFORE TAXES TO ADJUSTED OPERATING PROFIT

	Three months ended			Three months ended
	December 31, 2019		% of sales	December 31, 2018		% of sales

Earnings before taxes	$231,143			$230,454
Amortization	12,813			11,963
Interest expense	9,635			8,840
Restructuring charges	4,614			4,464
Other charges (income), net	(1,924)			(16,013)
Adjusted operating profit	$256,281	(d)	30.4	$239,708		29.3

Note:
(d)	Adjusted operating profit increased 7% as compared to the same period in 2018.

METTLER-TOLEDO INTERNATIONAL INC. CONSOLIDATED STATEMENTS OF OPERATIONS (amounts in thousands except share data) (unaudited)

	Twelve months ended			Twelve months ended
	December 31, 2019		% of sales	December 31, 2018		% of sales

Net sales	$3,008,652	(a)	100.0	$2,935,586		100.0
Cost of sales	1,267,441		42.1	1,251,208		42.6
Gross profit	1,741,211		57.9	1,684,378		57.4

Research and development	143,950		4.8	141,071		4.8
Selling, general and administrative	819,183		27.2	812,802		27.7
Amortization	49,690		1.7	47,524		1.6
Interest expense	37,411		1.2	34,511		1.2
Restructuring charges	15,760		0.5	18,420		0.6
Other charges (income), net	(6,177)		(0.3)	(21,808)	(c)	(0.7)
Earnings before taxes	681,394		22.6	651,858		22.2

Provision for taxes	120,285	(b)	4.0	139,247	(b)	4.7
Net earnings	$561,109		18.6	$512,611		17.5

Basic earnings per common share:
Net earnings	$22.84			$20.33
Weighted average number of common shares	24,567,609			25,215,674

Diluted earnings per common share:
Net earnings	$22.47			$19.88
Weighted average number of common and common equivalent shares	24,974,457			25,781,324

Note:
(a)	Local currency sales increased 5% as compared to the same period in 2018.
(b)
Provision for taxes includes a non-cash deferred net benefit of $15.8 million for twelve months ended December 31, 2019 related to the enactment of Swiss tax reform and a charge of $3.6 million for the twelve months ended December 31, 2018 for the enactment of the U.S. Tax Cuts and Jobs Act.

(c)
Other charges (income), net includes a one-time gain of $18.7 million relating to the Biotix acquisition contingent consideration and a one-time legal charge of $3.0 million for the twelve months ended December 31, 2018.

RECONCILIATION OF EARNINGS BEFORE TAXES TO ADJUSTED OPERATING PROFIT

	Twelve months ended			Twelve months ended
	December 31, 2019		% of sales	December 31, 2018		% of sales

Earnings before taxes	$681,394			$651,858
Amortization	49,690			47,524
Interest expense	37,411			34,511
Restructuring charges	15,760			18,420
Other charges (income), net	(6,177)			(21,808)
Adjusted operating profit	$778,078	(d)	25.9	$730,505		24.9

Note:
(d)	Adjusted operating profit increased 7% as compared to the same period in 2018.

METTLER-TOLEDO INTERNATIONAL INC. CONDENSED CONSOLIDATED BALANCE SHEETS (amounts in thousands) (unaudited)

	December 31, 2019		December 31, 2018

Cash and cash equivalents	$207,785		$178,110
Accounts receivable, net	566,256		535,528
Inventories	274,285		268,821
Other current assets and prepaid expenses	61,321		63,401
Total current assets	1,109,647		1,045,860

Property, plant and equipment, net	748,657		717,526
Goodwill and other intangible assets, net	742,221		752,088
Other non-current assets	188,796	(a)	103,373
Total assets	$2,789,321		$2,618,847

Short-term borrowings and maturities of long-term debt	$55,868		$49,670
Trade accounts payable	185,592		196,641
Accrued and other current liabilities	513,052	(a)	488,123
Total current liabilities	754,512		734,434

Long-term debt	1,235,350		985,021
Other non-current liabilities	378,679	(a)	309,329
Total liabilities	2,368,541		2,028,784

Shareholders’ equity	420,780		590,063
Total liabilities and shareholders’ equity	$2,789,321		$2,618,847

(a)
Includes a lease right-of-use asset of $87.3 million, a short-term lease liability of $27.6 million and a long-term lease liability of $60.9 million in accordance with ASC 842 "Leases" that went into effect on January 1, 2019.

METTLER-TOLEDO INTERNATIONAL INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (amounts in thousands) (unaudited)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2019	2018	2019	2018

Cash flow from operating activities:
Net earnings	$192,749	$181,186	$561,109	$512,611
Adjustments to reconcile net earnings to
net cash provided by operating activities:
Depreciation	9,643	9,278	38,991	37,167
Amortization	12,813	11,963	49,690	47,524
Deferred tax expense	29,166	14,203	11,203	2,302
Share-based compensation	5,002	5,074	18,285	17,579
Swiss tax reform benefit (a)	(15,833)	—	(15,833)	—
U.S. tax reform charge (b)	—	3,597	—	3,597
Acquisition gain (c)	—	(18,674)	—	(18,674)
Other	161	147	133	(2,559)
Decrease in cash resulting from changes in
operating assets and liabilities	(31,992)	(8,202)	(60,128)	(34,542)
Net cash provided by operating activities	201,709	198,572	603,450	565,005
Cash flows from investing activities:
Proceeds from sale of property, plant and equipment	174	381	1,422	8,190
Purchase of property, plant and equipment	(25,714)	(46,061)	(97,341)	(142,726)
Acquisitions	—	(565)	(2,004)	(5,527)
Net hedging settlements on intercompany loans	2,939	1,899	(1,160)	1,119
Net cash used in investing activities	(22,601)	(44,346)	(99,083)	(138,944)
Cash flows from financing activities:
Proceeds from borrowings	627,370	168,341	1,435,081	940,615
Repayments of borrowings	(515,989)	(172,620)	(1,176,784)	(876,324)
Proceeds from exercise of stock options	9,665	9,823	47,581	24,600
Repurchases of common stock	(216,249)	(118,750)	(774,999)	(474,999)
Acquisition contingent consideration payment	—	—	(10,000)	—
Other financing activities	—	(250)	1,753	(1,914)
Net cash used in financing activities	(95,203)	(113,456)	(477,368)	(388,022)

Effect of exchange rate changes on cash and cash equivalents	3,348	(108)	2,676	(8,616)

Net increase in cash and cash equivalents	87,253	40,662	29,675	29,423

Cash and cash equivalents:
Beginning of period	120,534	137,448	178,110	148,687
End of period	$207,787	$178,110	$207,785	$178,110

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO ADJUSTED FREE CASH FLOW

Net cash provided by operating activities	$201,709	$198,572	$603,450	$565,005
Payments in respect of restructuring activities	7,033	4,119	16,483	20,820
Proceeds from sale of property, plant and equipment	174	381	1,422	8,190
Purchase pf property, plant and equipment	(25,714)	(46,061)	(97,341)	(142,726)
Payments for one-time legal charge (d)	2,992	—	2,992	—
Transition tax payment	—	—	4,289	4,200
Payments for acquisition costs	—	233	—	375
Adjusted free cash flow	$186,194	$157,244	$531,295	$455,864

(a)	Represents a non-cash deferred net benefit of $15.8 million for the three and twelve months ended December 31, 2019 related to the enactment of Swiss tax reform.
(b)	Represents U.S. tax reform charge of $3.6 million for the three and twelve months ended December 31, 2018 for the implementation of the Tax Cuts and Jobs Act.
(c)	Represents a one-time gain of $18.7 million relating to the Biotix acquisition contingent consideration for the three and twelve months ended December 31, 2018.
(d)	Represents cash payments related to the one-time legal charge recorded during the three months ended December 31, 2018.

METTLER-TOLEDO INTERNATIONAL INC. OTHER OPERATING STATISTICS

SALES GROWTH BY DESTINATION
(unaudited)

			Europe		Americas	Asia/RoW		Total

U.S. Dollar Sales Growth (Decrease)
Three Months Ended December 31, 2019			(1%)		6%	4%		3%
Twelve Months Ended December 31, 2019			(2%)		5%	3%		2%

Local Currency Sales Growth (Decrease)
Three Months Ended December 31, 2019			1%		6%	5%		4%
Twelve Months Ended December 31, 2019			3%		6%	6%		5%

RECONCILIATION OF DILUTED EPS AS REPORTED TO ADJUSTED DILUTED EPS
(unaudited)

	Three months ended					Twelve months ended
	December 31,					December 31,
	2019		2018		% Growth	2019		2018		% Growth

EPS as reported, diluted	$7.84		$7.11		10%	$22.47		$19.88		13%

Restructuring charges, net of tax	0.15	(a)	0.14	(a)		0.50	(a)	0.56	(a)
Purchased intangible amortization, net of tax	0.11	(b)	0.10	(b)		0.43	(b)	0.39	(b)
Income tax expense	0.32	(c)	0.02	(c)		—		—
Swiss Tax reform	(0.64)	(d)	—			(0.63)	(d)	—
U.S. Tax reform	—		0.14	(e)		—		0.14	(e)
Acquisition gain, net of tax	—		(0.75)	(f)		—		(0.74)	(f)
Legal charge, net of tax	—		0.09	(g)		—		0.09	(g)

Adjusted EPS, diluted	$7.78		$6.85		14%	$22.77		$20.32		12%

Notes:
(a)
Represents the EPS impact of restructuring charges of $4.6 million ($3.7 million after tax) and $4.5 million ($3.5 million after tax) for the three months ended December 31, 2019 and 2018, and $15.8 million ($12.6 million after tax) and $18.4 million ($14.5 million after tax) for the twelve months ended December 31, 2019 and 2018, respectively, which primarily include employee related costs.

(b)
Represents the EPS impact of purchased intangibles amortization, net of tax, of $3.8 million ($2.8 million after tax) and $3.3 million ($2.5 million after tax) for the three months ended December 31, 2019 and 2018, and $14.3 million ($10.8 million after tax) and $13.3 million ($10.0 million after tax) for the twelve months ended December 31, 2019 and 2018, respectively.

(c)
Represents the EPS impact of the difference between our reported and annual tax rate before non-recurring discrete items, due to the timing of excess tax benefits associated with stock option exercises.

(d)	Represents the EPS impact of a non-cash deferred net benefit of $15.8 million related to the enactment of Swiss tax reform for the three and twelve months ended December 31, 2019.
(e)	Represents the EPS impact of U.S. tax reform charges of $3.6 million for the three and twelve months ended December 31, 2018, related to the implementation of the Tax Cuts and Jobs Act.
(f)
Represents the EPS impact of a one-time gain of $18.7 million ($19.2 million after tax) for the three and twelve months ended December 31, 2018 associated with the Biotix acquisition contingent consideration.

(g)	Represents the EPS impact of a one-time legal charge of $3.0 million ($2.4 million after tax) for the three and twelve months ended December 31, 2018.